UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 19, 2005
G&K Services, Inc.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	0-4063 (Commission File Number)	41-0449530 (IRS Employer Identification No.)

5995 Opus Parkway, Minnetonka, Minnesota		55343
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (952) 912-5500
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13d-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
SIGNATURE
EXHIBIT INDEX
Press Release

Item 1.01. Entry Into a Material Definitive Agreement.
     On December 19, 2005, G&K Services, Inc. (the “Company”) entered into an Executive Employment Agreement with David Miller (the “Agreement”), pursuant to which Mr. Miller agrees to serve in the capacity of President, U.S. Rental Operations for an indefinite term. Under the Agreement, the Company will pay Mr. Miller an annual base salary of $290,000, subject to future adjustment by the board of directors, and a one time signing bonus of $25,000. In addition, Mr. Miller will be eligible to receive an annual incentive bonus under the management incentive plan. For fiscal 2006, the incentive bonus level for members of the Company’s executive team is 50% of base salary at the target level of achievement of objectives, with no cap on the maximum payout. Mr. Miller will have a guaranteed minimum bonus level of 50% of base salary for 2006, prorated for the applicable portion of the fiscal year.
     Under the Agreement, Mr. Miller is entitled to participate in all incentive compensation plans and benefit plans for which he is eligible now or in the future. In addition, the Company has agreed to provide Mr. Miller with a leased vehicle of his choice up to a value of $55,000, an annual financial planning benefit of up to $2,500 and an annual physical examination.
     The Agreement will terminate upon Mr. Miller’s death, disability or retirement and provides that employment may be terminated at any time by the Company or upon 30 days notice by Mr. Miller. If the Company terminates the Agreement without “Cause” or Mr. Miller terminates the Agreement for “Good Reason” (each as defined in the Agreement), and Mr. Miller executes a written release form, he will then be entitled to receive the compensation and benefits provided under his Agreement for a period of 11 months and the Company will reimburse Mr. Miller for reasonable outplacement expenses, not to exceed $12,000 in the aggregate. The Agreement also provides that if within one year of any “Change in Control” of the Company (as defined in the Agreement), either (1) the Company terminates Mr. Miller for any reason other than for Cause, or (2) Mr. Miller terminates his employment for “Good Reason”, then he is entitled to (i) an amount equal to compensation and benefits for 11 months following termination, payable in one lump sum within 10 days following the date of termination, (ii) reimbursement of reasonable outplacement expenses up to $12,000 in the aggregate; and (iii) in certain cases, an acceleration of incentives. The Agreements provide for a limitation on any severance payment so as not to be considered an “Excess Parachute Payment” under section 280G of the Internal Revenue Code of 1986, as amended.
     The Agreement defines “Cause” as, among other things: (1) the failure or refusal to perform duties, (2) indictment or conviction of a felony, (3) drunkenness or abuse of drugs, (4) material dishonesty, or (5) gross negligence or willful misconduct. The Agreements define “Good Reason” as, among other things: (1) an adverse involuntary change in the executive’s status or position as an executive officer of the Company, (2) a material adverse change in the executive’s compensation, (3) the Company requiring the executive to be based anywhere other than where the executive’s office is located as of the day before a Change in Control, or (4) purported termination by the Company of this Agreement or the employment of the executive. The Agreement defines “Change in Control” as (1) any person or group gaining control of 30 percent or more of the voting shares of the Company, (2) a change in the majority of the Board of Directors in any two year period, or (3) the approval by the Company’s shareholders of an agreement to merge or consolidate with another company, or an agreement to sell or otherwise dispose of all or substantially all of the Company’s assets (including a plan of liquidation).
     Mr. Miller has agreed that for a period of 18 months following the termination of employment with the Company, he will not among other things, (1) compete against the Company within specified geographic areas, (2) obtain any ownership interest in any competitor or become employed by any competitor, (3) encourage any employees of the Company to cease employment with the Company, or to violate the terms of their employment contracts with the Company, or (4) attempt to take away any customers of the Company. He has also agreed not to disclose any confidential Company information at any time before or after termination of his employment with the Company.
     In connection with the commencement of Mr. Miller’s employment with the Company, the Company has granted to Mr. Miller, effective December 19, 2005, a stock option to acquire up to 20,000 shares of the Company’s Class A Common Stock at a per share exercise price of $38.33. Under the Company’s standard employee stock option terms, the option has a term of ten years and will vest in three equal annual installments commencing on the one-year anniversary of the date of grant. Any vested portion of the option must be exercised within three months following termination of employment (but in no event later than the expiration date) if such termination is for a reason other than death or disability (other than for “Cause” or voluntary termination without the Company’s consent). If the termination of employment is either (i) for “Cause” or (ii) voluntary on Mr. Miller’s part and without the Company’s consent, the option, to the extent not theretofore exercised, shall terminate. In the event of Mr. Miller’s death while an employee of the Company or within three months after termination of employment, or in the event of termination by the Company as a result of disability, vested portions of the option may be exercised at any time within 12 months after the date of death (but in no event later than the expiration date). If the termination is as a result of a “qualified retirement” from the Company, vested portions of the option shall be exercisable at any time within the three year period following the date of such qualified retirement, but in no event later than the expiration date.
     Also effective December 19, 2005, Mr. Miller received a 5,000 share restricted stock grant. Under the Company’s standard restricted stock terms, the grant vests in five equal annual installments commencing on the first anniversary of the date of grant. Until vested, no shares subject to the restricted stock grant may be sold, transferred, pledged, hypothecated or otherwise encumbered. If Mr. Miller’s employment with the Company is voluntarily or involuntarily terminated for any reason whatsoever, or he violates the terms of any confidentiality agreement, non-solicitation covenant or covenant not to compete, he will, for no consideration, forfeit and transfer to the Company all shares of stock under the restricted stock grant that remain unvested.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

G&K SERVICES, INC. (Registrant)
Date: December 21, 2005	By:	/s/ David F. Fisher
		Name:	David F. Fisher
		Title:	Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated December 20, 2005